EXHIBIT 99.1

3D Systems Reports Third Quarter and Nine Months 2014 Financial Results

  Strengthening demand drove a 57% increase in design and manufacturing unit sales
  Expanding products and services fueled a 121% gain in healthcare revenue
  Materials gross profit margin was restored to 73.1% on improved mix and higher revenue
  Growing order book increased $14 million sequentially to $46 million

ROCK HILL, S.C., Nov. 10, 2014 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that its third quarter revenue grew $31.2 million, or 23%, from the prior year to $166.9 million on strong demand for its design, manufacturing and healthcare products and services, resulting in third quarter GAAP earnings of $0.03 per share and non-GAAP earnings of $0.18 per share. For the nine months ending September 30, 2014, revenue grew $107.6 million, or 30%, to $466.2 million, resulting in GAAP earnings per share of $0.09 per share and non-GAAP earnings per share of $0.48 per share.

The company's order book increased by $14 million, or 44% sequentially, to $46 million and included a $4 million increase in printer orders in hand compared to the second quarter order book, further reflecting the robust demand for 3DS' products and services.

Strengthening demand for the company's leading design and manufacturing products was not enough to overcome the revenue shortfall that resulted from the company's continued manufacturing constraints for direct metal printers and the delayed availability of its newest consumer products. This restricted the company's organic growth rate to 12% for the quarter.

"We are pleased that strengthening demand led to a 57% organic increase in unit sales of our design and manufacturing printers, but are disappointed that we failed to fully capitalize on the robust demand for our direct metal and consumer products," said Avi Reichental, 3DS' President and Chief Executive Officer. "Despite our efforts, we were not able to deliver these direct metal and consumer products as soon as we anticipated. Now that these availability gaps have been resolved, we expect our revenue growth rate to increase."

Third Quarter 2014 Revenue Highlights (compared to third quarter 2013):

  Healthcare revenue increased 121% to $37.4 million driven by added services and capabilities.
  Expanding expertise and footprint contributed to a 29% increase in services revenue.
  Design and manufacturing revenue increased 27% to $155.2 million on a 57% increase in units sold.
  Growing installed base and increased printer utilization fueled materials revenue growth of 18%.
  Delayed new products availability held consumer revenue to $11.8 million, but didn't impede higher bookings, which increased consumer backlog to $8.3 million.

Sequentially, materials gross profit margin rebounded to 73.1% and Quickparts gross profit margin expanded to 44.7%, despite greater drag from concentrated service bureau acquisitions during the quarter. Notwithstanding these gains, consolidated gross profit margin remained sequentially flat at 47.8% on the current sales volume and mix and the residual costs of manufacturing ramp up.

"While growing pains led to our revenue shortfall and pressured our gross profit margin, the fundamentals of our business are intact and our gross profit margins are poised to resume their expansion," continued Reichental.

The company effectively kept its non-GAAP operating expenses flat on a sequential basis, notwithstanding ongoing investments in R&D, sales, marketing and manufacturing capacity. The company generated $8.6 million of cash from operations during the third quarter and ended the quarter with $377.3 million cash on hand.

Recent Business Highlights

  The company completed several acquisitions that add powerful synergistic technologies, domain expertise and complementary sales channels:
    The company expanded its Quickparts capabilities during the third quarter through the acquisitions of American Precision Prototyping, American Precision Machining and Laser Reproductions. These service bureaus added to the company's expertise in aerospace and industrial applications and deepened 3DS' geographic footprint in the U.S.
    The company acquired LayerWise, advancing its leadership in direct metal 3D printing technology and the manufacturing of medical, dental and aerospace precision metal parts at convincing scale.
    The company acquired Simbionix, the global leader in 3D virtual reality surgical simulation, extending its digital thread in healthcare from the training room to the operating room.
  The company entered into a $150 million five-year, unsecured revolving credit facility with its lenders with an option to increase the aggregate principal amount available under the Credit Facility by an additional $75 million.
  The company named Ted Hull, previously CFO of Fusion-io and VP Finance at Cisco, as its incoming Chief Financial Officer, effective November 11, 2014, succeeding Damon Gregoire, who will transition to the role of Executive Vice President, Mergers and Acquisitions. Ted's career spans more than three decades of progressing financial leadership roles in fast-moving technology companies and high-profile sector leaders.
  The company appointed Mark Wright, previously a senior executive at EMC Corporation, as its Chief Operating Officer. In this new role, Mark will work closely with the company's senior leadership to scale its commercial and manufacturing operations and leverage its recent investments into sustainable, profitable growth.
  The company elevated Kevin McAlea to the role of Executive Vice President and Chief Operating Officer, Healthcare. Kevin brings more than 20 years of 3D printing experience into this role and most recently oversaw the successful development of 3DS' direct metal printing business after it acquired Phenix Systems. Kevin will now be responsible for driving and executing 3DS' healthcare growth strategy.
  The company promoted Jeff Blank to the role of Vice President, Global Engineering and Chief Development Officer. Jeff recently joined 3D Systems through the acquisition of the Xerox Wilsonville engineering team that he led as Vice President Engineering. Jeff brings to 3DS decades of relevant engineering leadership expertise and, in this new role, he is leading 3DS global engineering team of 400 strong in 12 R&D locations.
  The company hired Peter Theran, previously a senior executive at Bose, to lead its consumer retail operations. In his role of Vice President, Consumer Retail, Peter's charter is to broaden the reach and penetration of the company's latest consumer products, services and experiences, including the Cube 3 and CubePro printers and its expanding portfolio of perceptual devices and online Cubify experiences.

Reiterated Guidance for 2014

Factoring in its third quarter revenue shortfall and outlook for the remainder of the year, management reiterates its previously adjusted guidance for the full year 2014. Management expects revenue in the range of $650 million to $690 million, and GAAP earnings per share of $0.18 to $0.28 and non-GAAP earnings per share in the range of $0.70 to $0.80.

"The same accelerated investments in new technologies and acquisitions that pressured our short term performance also delivered the most comprehensive portfolio of self-developed and acquired 3D products and services available today. We believe we are now on a stronger footing as we shift toward fine-tuning these investments and leveraging them to achieve our long-term targets," concluded Reichental.

Q3 2014 Conference Call and Webcast

3D Systems plans to hold a conference call and simultaneous webcast to discuss its financial results for the third quarter and first nine months of 2014 on Monday, November 10, 2014, at 8:30 a.m. Eastern Time, and expects to file its Form 10-Q before market open on the same day.

Date: Monday, November 10, 2014

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345
Participant code: 3D Systems

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems is pioneering 3D printing for everyone. 3DS provides the most advanced and comprehensive 3D design-to-manufacturing solutions including 3D printers, print materials and cloud sourced custom parts. Its powerful digital thread empowers professionals and consumers everywhere to bring their ideas to life in material choices including plastics, metals, ceramics and edibles. 3DS' leading healthcare solutions include end-to-end simulation, training and integrated 3D planning and printing for personalized surgery and patient specific medical and dental devices. Its democratized 3D design and inspection products embody the latest perceptual, capture and touch technology. Its products and services replace and complement traditional methods with improved results and reduced time to outcomes. These solutions are used to rapidly design, create, communicate, plan, guide, prototype or produce functional parts, devices and assemblies, empowering customers to manufacture the future.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3dsystems.com.

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Income and Comprehensive Income (Loss)
Quarter and Nine Months Ended September 30, 2014 and 2013

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue:
Products	$ 111,926	$ 93,020	$ 313,104	$ 244,937
Services	55,018	42,697	153,110	113,646
Total revenue	166,944	135,717	466,214	358,583
Cost of sales:
Products	57,627	41,609	155,675	108,569
Services	29,519	22,671	82,871	62,517
Total cost of sales	87,146	64,280	238,546	171,086
Gross profit	79,798	71,437	227,668	187,497
Operating expenses:
Selling, general and administrative	53,656	32,054	152,698	97,697
Research and development	17,934	10,813	52,883	26,915
Total operating expenses	71,590	42,867	205,581	124,612
Income from operations	8,208	28,570	22,087	62,885
Interest and other expense, net	3,955	2,651	6,479	15,380
Income before income taxes	4,253	25,919	15,608	47,505
Provision for income taxes	1,113	8,279	5,366	14,639
Net income	3,140	17,640	10,242	32,866
Net (income) loss attributable to noncontrolling interest	(56)	17	(156)	17
Net income attributable to 3D Systems Corporation	$ 3,084	$ 17,657	$ 10,086	$ 32,883

Other comprehensive income (loss):
Pension adjustments, net of taxes	$ 91	$ 6	$ 136	$ 22
Foreign currency translation gain (loss) attributable to 3D Systems Corporation	(10,824)	5,821	(9,192)	100
Total other comprehensive income (loss)	(10,733)	5,827	(9,056)	122
Comprehensive income (loss)	(7,649)	23,484	1,030	33,005
Foreign currency translation loss attributable to noncontrolling interest	73	—	71	—
Comprehensive income (loss) attributable to 3D Systems Corporation	$ (7,576)	$ 23,484	$ 1,101	$ 33,005

Net income per share available to 3D Systems Corporation common stockholders — basic and diluted	$ 0.03	$ 0.17	$ 0.09	$ 0.34

3D Systems Corporation
Unaudited Consolidated Balance Sheets
September 30, 2014 and December 31, 2013

	September 30,	December 31,
(in thousands, except par value)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 377,335	$ 306,316

Accounts receivable, net of allowance for doubtful accounts of $12,824 (2014) and $8,133 (2013)	155,543	132,121
Inventories, net	104,888	75,148
Prepaid expenses and other current assets	14,398	7,203
Current deferred income tax asset	14,814	6,067
Total current assets	666,978	526,855
Property and equipment, net	78,734	45,208
Intangible assets, net	228,339	141,709
Goodwill	515,014	370,066
Long term deferred income tax asset	1,174	548
Other assets, net	13,002	13,470
Total assets	$ 1,503,241	$ 1,097,856
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capitalized lease obligations	$ 777	$ 187
Accounts payable	57,130	51,729
Accrued and other liabilities	36,162	28,430
Customer deposits	6,953	5,466
Deferred revenue	28,732	24,644
Total current liabilities	129,754	110,456
Long term portion of capitalized lease obligations	9,117	7,277
Convertible senior notes, net	—	11,416
Long term deferred income tax liability	36,081	19,714
Other liabilities	24,861	15,201
Total liabilities	199,813	164,064
Commitments and contingencies
Stockholders' equity:

Common stock, $0.001 par value, authorized 220,000 shares; issued 111,924 (2014) and 103,818 (2013)	112	104
Additional paid-in capital	1,235,315	866,552
Treasury stock, at cost: 691 shares (2014) and 600 shares (2013)	(358)	(286)
Accumulated earnings	70,573	60,487
Accumulated other comprehensive income (loss)	(3,267)	5,789
Total 3D Systems Corporation stockholders' equity	1,302,375	932,646
Noncontrolling interest	1,053	1,146
Total stockholders' equity	1,303,428	933,792
Total liabilities and stockholders' equity	$ 1,503,241	$ 1,097,856

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Quarter and Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended September 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$ 10,242	$ 32,866
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit of deferred income taxes	(19,113)	(4,274)
Depreciation and amortization	39,563	22,086
Non-cash interest on convertible notes	224	880
Provision for bad debts	4,394	3,254
Stock-based compensation	23,738	8,464
Loss on the disposition of property and equipment	176	133
Deferred interest income	—	(1,018)
Loss on conversion of convertible debt	1,806	11,275
Changes in operating accounts:
Accounts receivable	(40,347)	(25,962)
Inventories	(38,036)	(21,752)
Prepaid expenses and other current assets	(6,725)	(4,695)
Accounts payable	11,925	6,439
Accrued and other liabilities	8,254	(75)
Customer deposits	1,848	1,256
Deferred revenue	5,813	4,282
Other operating assets and liabilities	24,136	(4,637)
Net cash provided by operating activities	27,898	28,522
Cash flows from investing activities:
Purchases of property and equipment	(16,783)	(5,728)
Additions to license and patent costs	(547)	(1,502)
Proceeds from disposition of property and equipment	—	1,882
Cash paid for acquisitions, net of cash assumed	(244,290)	(113,069)
Other investing activities	(300)	(4,101)
Net cash used in investing activities	(261,920)	(122,518)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	6,870	15,913
Proceeds from issuance of common stock	299,729	272,116
Proceeds from exercise of stock options and restricted stock, net	1,603	545
Cash disbursed in lieu of fractional shares related to stock split	—	(177)
Repayment of capital lease obligations	(317)	(3,680)
Net cash provided by financing activities	307,885	284,717
Effect of exchange rate changes on cash	(2,844)	(1,224)
Net increase in cash and cash equivalents	71,019	189,497
Cash and cash equivalents at the beginning of the period	306,316	155,859
Cash and cash equivalents at the end of the period	$ 377,335	$ 345,356

3D Systems Corporation
Schedule 1
Earnings Per Share
Quarter and Nine Months Ended September 30, 2014 and 2013

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
Numerator:
Net income attributable to 3D Systems Corporation – numerator for basic net earnings per share	$ 3,084	$ 17,657	$ 10,086	$ 32,883
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)	—	—	—	—
Numerator for diluted earnings per share	$ 3,084	$ 17,657	$ 10,086	$ 32,883

Denominator:
Weighted average shares – denominator for basic net earnings per share	110,737	102,437	106,923	96,874
Add: Effect of dilutive securities
5.50% convertible notes (after-tax)	—	—	—	—
Denominator for diluted earnings per share	110,737	102,437	106,923	96,874

Earnings per share
Basic and diluted	$ 0.03	$ 0.17	$ 0.09	$ 0.34

Interest expense excluded from diluted earnings per share calculation (a)	$ —	$ 243	$ 362	$ 1,751
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	—	876	584	2,060

(a) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Six Months Ended September 30, 2014 and 2013

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2014	2013	2014	2013
GAAP net income attributable to 3D Systems Corporation	$ 3,084	$ 17,657	$ 10,086	$ 32,883
Cost of sales adjustments:
Amortization of intangibles	74	65	209	190
Operating expense adjustments:
Amortization of intangibles	11,032	6,141	28,301	14,912
Acquisition and severance expenses	1,441	655	4,836	5,357
Non-cash stock-based compensation expense	8,099	3,118	23,738	8,464
Interest and other expense adjustments:
Non-cash interest expense	31	127	225	880
Loss on convertible notes	1,806	2,022	1,806	11,275
Net loss on litigation and tax settlements	—	457	—	2,457
Tax effect	(5,887)	(4,027)	(17,839)	(12,402)
Non-GAAP net income	$ 19,680	$ 26,215	$ 51,362	$ 64,016

Non-GAAP basic and diluted earnings per share	$ 0.18	$ 0.26	$ 0.48	$ 0.66
CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Hoyt
         Email: Press@3dsystems.com